THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

Warrant No.: __________                                    Void after __________

                               MEDIA METRIX, INC.

              WARRANT TO PURCHASE __________ SHARES OF COMMON STOCK

                                   __________

      THIS CERTIFIES THAT, for value received, __________ (the "Holder") is entitled to subscribe for and purchase __________ shares (as adjusted pursuant to Section 3 hereof) of the fully paid and nonassessable Common Stock (the "Shares"), of Media Metrix, Inc., a Delaware corporation (the "Company"), at the price (the "Exercise Price") of __________ per share (as adjusted pursuant to Section 3 hereof).

1. Method of Exercise; Payment.

      (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit D-1 duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the shares being purchased.

      (b) Net Issue Exercise.

                  (i) In lieu of exercising this Warrant, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of the Company's Common Stock computed using the following formula:

            X = (Y (A-B))/A

Where X = the number of shares of Common Stock to be issued to the Holder.

      Y = the number of shares of Common Stock purchasable under this Warrant.

      A = the Fair Market Value of one share of the Company's Common Stock.

      B = the Exercise Price (as adjusted to the date of such calculation).

      (c) Fair Market Value. For purposes of this Section 1, the Fair Market Value of the Company's Common Stock shall mean: (i) The average of the closing bid and ask prices of the Company's Common Stock quoted in the Over-the-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten trading days prior to the date of determination of fair market value; or (ii) If the Company's Common Stock is not traded over-the-counter or on an exchange, Fair Market Value of the Common Stock per share shall be determined in good faith by the Board of Directors of the Company.

      (d) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

      2. Representations of the Company.

            (a) Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

            (b) Corporate Action. The Company represents that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Shares pursuant hereto and the performance of the Company's obligations hereunder were taken prior to and are effective as of the effective date of this Warrant.

      3. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a) Reclassification, Consolidation or Merger. In case of any reclassification or change of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation as the case may be, shall execute a new Warrant, providing that Holder shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolida tion, sale of all or substantially all of the Company's assets or merger by a holder of an equivalent number of shares of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. If such successor or purchasing corporation does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to Section 1 and thereafter Holder shall participate in the acquisition on the same terms as other holders of the same class of securities of the Company.

            (b) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

      4. Notice of Adjustments. Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3(b) hereof, the Company shall provide notice by first class mail to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

      5. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of such fractional shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect.

      6. Investment Representations. In connection with the purchase of the Shares, Holder represents to the Company the following:

            (a) Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Holder is purchasing the Shares for investment for Holder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

            (b) Holder understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder's investment intent as expressed herein. In this connection, Holder understands that, in view of the Securities and Exchange Commission ("Commission"), the statutory basis for such exemption may not be present if Holder present intention is to hold the Shares for a minimum capital gains period under applicable tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

            (c) Holder further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holder further acknowledges and understands that the Company is under no obligation to register the Shares. Holder understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

      7. Stock Certificate Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends:

            (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

            (b) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

            (c) Any legend required by any applicable state securities laws.

      8. Restrictions Upon Transfer.

            (a) The Company need not register a transfer of Shares bearing the restrictive legend set forth in Section 7 hereof, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of the Shares, unless one of the conditions specified in the legend referred to in Section 7 hereof is satisfied.

            (b) Notwithstanding the provisions of paragraph (a) above, no opinion of counsel or "no-action" letter shall be necessary for a transfer without consideration by any holder (i) to an affiliate of the holder, (ii) if such holder is a partnership, to a partner or retired partner of such partnership who retires after the date hereof or to the estate of any such partner or retired partner, (iii) if such holder is a corporation, to a shareholder of such corporation, or to any other corporation under common control, direct or indirect, with such holder, or (iv) by gift, will or intestate succession of any individual holder to his spouse or siblings, or to the lineal descendants or ancestors of such holder or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original holder hereunder.

      9. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

      10. Term of Warrant. This Warrant is exercisable, in whole or in part, at any time on or before __________ or at such time as is immediately prior to the closing of the Company's initial public offering of its securities under the Securities Act, whichever is earlier.

      11. Notices. All notices and other communications from the Company to the Holder shall be mailed by overnight courier or by first-class, registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder who has furnished an address to the Company in writing. Notice shall be deemed given one (1) day after deposit with an overnight courier service, three (3) days after deposit in the mails as aforesaid or upon delivery if personally delivered.

      12. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      13. Governing Law. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

      Issued this 5th day of November, 1998.


                                          MEDIA METRIX, INC.

                                          By:
                                             -----------------------------------

                                          Title:
                                                --------------------------------

                                   Exhibit D-1

                               NOTICE OF EXERCISE

TO:   Media Metrix, Inc.
      900 West Shore Road
      Port Washington, NY 11050
      Attention:  Chief Executive Officer

      1. The undersigned hereby elects to purchase __________ shares of Common Stock of Media Metrix, Inc. pursuant to the terms of the attached Warrant.

      2. Method of Exercise (Please initial the applicable blank):

            ___ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

            ___ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 1(b) of the Warrant.

      3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                        ---------------------------------
                                     (Name)


                        ---------------------------------

                        ---------------------------------
                                    (Address)

      4. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 6 of the attached Warrant are true and correct as of the date hereof. In support thereof, the undersigned hereby delivers an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit D-2.


                                                --------------------------------
                                                           (Signature)

                                                Title:
                                                      --------------------------

                                                Date:
                                                      --------------------------

                                   Exhibit D-2

                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER  :    __________________

COMPANY    :    MEDIA METRIX, INC.

SECURITY   :    COMMON STOCK ISSUED UPON EXERCISE OF THE STOCK
                PURCHASE WARRANT ISSUED ON NOVEMBER 5, 1998

AMOUNT     :    ___________ SHARES

DATE       :    __________, 1999

In connection with the purchase of the above-listed Securities, the Purchaser represents to the Company the following:

      (a) Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

      (b) Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, Purchaser understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

      (c) Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, Purchaser understands that the Company is under no obligation to register the Securities. In addition, Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

      (d) Purchaser is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

      The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

      (e) Purchaser agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by me (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) Purchaser further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering; provided however that the officers and directors of the Company who own the stock of the Company also agree to such restrictions.

      (f) Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


                                                --------------------------------

                                                Date:
                                                     ------------------

                                   Exhibit D-3

                                FORM OF TRANSFER
                  (To be signed only upon transfer of Warrant)

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________* shares of Common Stock of Media Metrix, Inc., to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of Media Metrix, Inc., with full power of substitution in the premises.

      Dated: ____________________



                                          --------------------------------------
                                          (Signature must conform in all
                                          respects to name of Holder as
                                          specified on the face of the Warrant)


                                          --------------------------------------

                                          --------------------------------------
                                                        (Address)

Signed in the presence of:


--------------------------------

* Insert here the number of shares without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.